UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ENEL CHILE S.A.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Chile	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Santa Rosa 76 Santiago, Chile	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.875% Notes due 2028	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-223044 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Enel Chile S.A. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated June 7, 2018 (the “Prospectus Supplement”) to a Prospectus dated May 30, 2018 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form F-3 (Registration No. 333-223044), as amended, relating to the debt securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “Material Chilean and U.S. Federal Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit Number	Description

4.1	Indenture dated as of June 12, 2018 between Enel Chile S.A. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 6-K filed with the Commission on June 12, 2018).

4.2	First Supplemental Indenture dated as of June 12, 2018 between Enel Chile S.A. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.5 to the Current Report on Form 6-K filed with the Commission on June 12, 2018).

4.3	Form of 4.875% Notes due 2028 (incorporated by reference to Exhibit 4.4 to the Report on Form 6-K filed with the Commission on June 12, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Enel Chile S.A.

By:	/s/ Nicola Cotugno
	Name:	Nicola Cotugno
	Title:	Chief Executive Officer

Date: June 12, 2018